UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2025

SPHERE ENTERTAINMENT CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (725) 258-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	SPHR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on October 11, 2024, MSGN Holdings L.P. (“MSGN L.P.”), an indirect wholly owned subsidiary of Sphere Entertainment Co. (the “Company”), the guarantors identified therein (the “Guarantors”), JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Supporting Lenders”) entered into a Forbearance Agreement (as amended from time to time, the “Forbearance Agreement”) pursuant to which the Supporting Lenders agreed, subject to the terms of the Forbearance Agreement, to forbear, during the Forbearance Period (as defined in the Forbearance Agreement), from exercising certain of their available remedies under the Amended and Restated Credit Agreement, dated as of October 11, 2019, by and among MSGN L.P., the Guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time party thereto (as amended, the “MSGN Credit Agreement”) with respect to or arising out of (i) MSGN L.P.’s failure to make payment on the outstanding principal amount under the term loan facility on the maturity date of October 11, 2024 or (ii) effective March 26, 2025, the failure to deliver the budget of MSG Networks Inc. and its subsidiaries for the following fiscal year by March 31, 2025, which failure, if not cured within 30 days, would result in an event of default under the MSGN Credit Agreement. The Forbearance Period was initially scheduled to expire on November 8, 2024 and had been subsequently extended to April 2, 2025.

On April 2, 2025, the parties agreed by email correspondence to a two-day extension of the Forbearance Agreement. The email extension extends the Forbearance Period until the earlier to occur of (a) April 4, 2025 at 11:59 p.m. E.T., or such later date agreed to by MSGN L.P. and the Supporting Lenders that hold a majority in principal amount of term loans held by all Supporting Lenders, and (b) the date on which any Termination Event (as defined in the Forbearance Agreement) occurs.

The foregoing description of the email correspondence does not purport to be complete and is qualified in its entirety by reference to the full text of such email correspondence, a copy of which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment via Email Correspondence dated as of April 2, 2025, to the Forbearance Agreement, dated as of October 11, 2024, by and among MSGN Holdings, L.P., certain subsidiaries of MSGN Holdings, L.P. identified therein, MSGN Eden, LLC, Regional MSGN Holdings LLC, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPHERE ENTERTAINMENT CO.
(Registrant)

By:	/s/ Mark C. Cresitello
Name:	Mark C. Cresitello
Title:	Senior Vice President, Deputy General Counsel and Secretary

Dated: April 2, 2025